<PAGE i>

                           SCHEDULE 14A
                          (Rule 14a-101)

             INFORMATION REQUIRED IN PROXY STATEMENT

                    SCHEDULE 14A INFORMATION
         Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934


Filed by the registrant     [X]
Filed by a party other than the registrant   [  ]
Check the appropriate box:

[X]  Preliminary proxy statement	 	[ ] Confidential, for Use of the Commission
                         							       Only (as permitted by Rule 14a-6(e)(2))
[ ]   Definitive proxy statement
[ ]   Definitive additional materials
[ ]   Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                           DSSI CORPORATION
-----------------------------------------------------------------------------
            (Name of Registrant as Specified in Its Charter)


                          DSSI CORPORATION
-----------------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

[ ]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)  Title of each class of securities to which transaction applies:

	(2)  Aggregate number of securities to which transactions applies:

	(3)	 Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

	(4)	 Proposed maximum aggregate value of transaction:

	(5)  Total fee paid:

[X]	  Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by
Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

		 (1)   Amount previously paid:
			(2)   Form, schedule or registration statement no.:
			(3)   Filing party:
   (4)   Date filed:
---------------------------
1 Set forth the amount on which the filing fee is calculated and state how it was determined.

<PAGE ii>

                            DSSI Corporation
                             P.O. Box 1570
                        West Chester, PA 19380

                 NOTICE OF SPECIAL MEETING OF SHAREHOLDERS


                            December 29, 1997


To the shareholders of DSSI Corporation


	Notice is hereby given that a Special Meeting of Shareholders of DSSI Corporation (the "Company") will be held at the offices of Wachtel & Masyr, LLP, 110 East 59th Street, New
York, New York, on Monday, December 29, 1997, at 2:00 o'clock in the afternoon for the following purposes:


	(1)	To authorize the Company to enter the business of
distributing sports equipment, which action will be effected through: (a) the sale of 10,000,000 shares of the Company's Common Stock, $0.01 par value (the "Common Stock"), which shares will constitute a controlling interest in the Company, to Michael J. Blumenfeld at $.20 per share or an aggregate purchase price of $2,000,000 and (b) the sale by Mr. Blumenfeld to the Company, at cost, of the assets (including corporate name) of Collegiate Pacific Inc. f/k/a Nitro Sports Inc., which company is commencing engagement in the business of distributing sports equipment to the institutional markets.

	(2)	To authorize the change of name of the Company from
DSSI Corporation to Collegiate Pacific Inc., but only if the prior proposal is approved and the sale to Mr. Blumenfeld is consummated.


	Each shareholder of record at the close of business on Wednesday, December 10, 1997, is entitled to cast, in person by proxy, one vote for each share of the Common Stock held by such shareholder on such date.


                      						By order of the Board of Directors



                      						Patrick J. Brennan, CPA
                      						Secretary

Dated:  December 12, 1997

___________________________________________________________________
YOUR PROXY IS IMPORTANT NO MATTER NOW MANY SHARES YOU OWN.
PLEASE FILL-IN, DATE, SIGN AND MAIL IT TODAY IN THE ACCOMPANYING SELF-ADDRESSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN
THE UNITED STATES.
____________________________________________________________________

<PAGE 1>

                         DSSI Corporation
                          P.O. Box 1570
                      West Chester, PA 19380

         PROXY STATEMENT FOR SPECIAL MEETING OF SHAREHOLDERS

                   To be held on December 29, 1997



	This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of DSSI Corporation (the "Company"), a Pennsylvania corporation which, pending the acquisition of a new business, uses the residence of its Chief Financial Officer as its principal office, the mailing address of which is P.O. Box 1570, West Chester, Pennsylvania 19380, for use at a Special Meeting of Shareholders to be held on Monday, December 29, 1997, or at any adjournment or adjournments thereof. Only shareholders of record at the close of business on Wednesday, December 10, 1997 (the "Record Date"), are entitled to vote at the meeting. Proxy material is first being mailed on or about Friday, December 12, 1997, to the Company's shareholders of record on the Record Date.


                    VOTING SECURITIES


	The voting securities at the meeting will consist of 4,446,017 shares of Common Stock, $0.01 par value (the "Common Stock"). Each shareholder of record is entitled to cast, in person or by proxy, one vote for each share of the Common Stock held by such shareholder at the close of business on the Record Date.


	Shareholders who execute proxies retain the right to revoke them by notifying the Company at any time before they are voted. Such revocation may be effected by execution of a subsequently dated proxy or by a letter to the Company, sent to the attention of the Secretary at the address of the Company's principal office set forth above in the introductory paragraph of this Proxy Statement or delivered at the Meeting, revoking the proxy. Unless so revoked, the shares represented by proxies solicited by the Board of Directors of the Company will be voted at the Meeting in accordance with the direction given therein. If no direction is given, a properly executed proxy will be voted in favor of the two proposals set forth in the Notice of Special Meeting to authorize the Company (1) to enter the new business of distributing sports equipment and (2) to change its name from DSSI Corporation to Collegiate Pacific Inc. The latter proposal, if approved by the shareholders, will be implemented only if the first proposal is approved and the sale of shares to Michael J. Blumenfeld as described in the succeeding paragraph is consummated and will be effected by the filing of a Certificate of Amendment to the Company's Articles of Incorporation.


	A majority of the votes cast at the Meeting shall be necessary to approve each of the proposals set forth in the Notice of Special Meeting to authorize (1) the Company to enter the business of distributing sports equipment, which action will be effected through (a) the sale of 10,000,000 shares of the Common Stock to Michael J. Blumenfeld at $.20 per share or an aggregate purchase price of $2,000,000, which shares will constitute a controlling interest in the Company, and (b) the sale by Mr. Blumenfeld to the Company, at his cost (estimated to be $400,000), of the assets (including cash advances and the corporate name) of Collegiate Pacific

<PAGE 2>

Inc. f/k/a Nitro Sports Inc.; and (2) the change of the name of the Corporation from DSSI Corporation to Collegiate Pacific Inc. Abstentions and broker non-votes will be counted for the purpose of determining a quorum at the Meeting and will not be counted as a vote for or against the proposal. Simultaneously with the closing of the sale to Mr. Blumenfeld, two current directors of the Company
(Jeff Davidowitz and John Pappajohn, their affiliates and designees and a non-affiliated 5% beneficial shareholder (James
A. Gordon) will purchase an aggregate of 1,500,000 shares also at $.20 per share or an aggregate purchase price of $300,000.
If the sale to Mr. Blumenfeld is consummated, he will have the right to designate a majority of the directors. See "Proposal
One: To Enter a New Business - Sale to Michael J. Blumenfeld."
There is no affiliation between Mr. Blumenfeld and his affiliates, on the one hand, and the Company, its management and affiliates of both, on the other hand. As of the Record Date, Mr. Blumenfeld owned 49,100 shares of the Common Stock, all purchased subsequent to his entering into an agreement with the Company. See "Proposal One: To Enter A New Business-Sale to
Michael J. Blumenfeld."


 A shareholder shall not have the right to receive payment for his, her or its shares of the Common Stock as a result of shareholder approval of either of the proposals. As indicated under "Securities Ownership of Certain Beneficial Owners and Management," the two directors of the Company, the father of one such director, a former director and a non-affiliated beneficial owner therein named may vote an aggregate of 2,722,820 shares of the Common Stock or 61.2% of the outstanding shares of the Common Stock as of the Record Date (without giving effect to any stock options or Common Stock purchase warrants held by them) and have committed themselves to vote for the two proposals. Assuming that these commitments are kept, the two proposals will be approved even if all of the other shareholders vote against such proposals. Under the Business Corporation Law of the Commonwealth of Pennsylvania (the "BCL"), no shareholders' approval is required as to either proposal. In addition, in the Company's Proxy Statement dated May 23, 1997 (the "Prior Proxy Statement") for the Annual Meeting of the Shareholders held on June 16, 1997, the Board committed itself that "any proposal for entering into new operations will be presented to the shareholders for approval at either an annual or special shareholders' meeting" and that, at the time the Company commences new operations, the "directors will consider a more desirable name relating to the type of business and submit the same to the shareholders for their approval." Section 5.01(g) of the Stock Purchase Agreement with Mr. Blumenfeld (see "Proposal One: To Enter A New Business - Sale to Michael J. Blumenfeld") requires shareholder approval. Even though their votes may not change the outcome of the vote, the Board urges all shareholders to vote on the two proposals which are important to the future of the Company and recommends a vote in favor of both proposals for the reasons set forth in this Proxy Statement. Assuming that the two proposals submitted herewith are approved, all future proposals regarding the operations of the Company will be submitted for vote by the shareholders only as required by the BCL or other applicable law.

	The two current directors, the father of one such director and the non-affiliated beneficial owner referred to in the second preceding paragraph have an interest in the two proposals only to the extent that, if Mr. Blumenfeld consummates his purchase of the 10,000,000 shares of the Common Stock, each director and such beneficial owner, or the affiliates or designees thereof, will have the right, at the closing with respect to the sale to Mr. Blumenfeld, to purchase 500,000 shares of the Common Stock at $.20 per share. See "Proposal
One: To Enter A New Business-Sale to Others."

<PAGE 3>

          SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                          AND MANAGEMENT

	The following table sets forth certain information as of the Record Date with respect to (1) all persons who are known to the Company to own beneficially, or exercise voting or dispositive control over, 5% or more of the outstanding shares of the Common Stock, (2) each current and a former director, (3) the former acting chief executive officer of the Company and the other executive officer of the Company whose compensation exceeded $100,000 during the fiscal year ended June 30, 1997 ("Fiscal 1997") and (4) all directors and officers as a group. Each beneficial owner, except James A. Gordon and William Davidowitz, has advised the Company that he has sole voting and investment power with respect to his shares except as to those shares still subject to exercise of a stock option or a Common Stock purchase warrant as to which there are no voting rights until the option or warrant is exercised. The information in the table as to each of Mr. Gordon and Mr. William Davidowitz was derived from a Schedule 13D filed by him pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The table also sets forth the shares of the Common Stock to be owned, if (1) Michael J. Blumenfeld acquires the 10,000,000 shares after shareholder approval and (2) certain persons acquire up to 1,500,000 shares at the same closing for which they have subscribed, as if such shares were beneficially owned as of the Record Date. See the sections "Sale to Michael
J. Blumenfeld" and "Sale to Others" under the caption "Proposal
One: To Enter A New Business."




                               Before Transactions               After Transactions
                        ------------------------------    ------------------------------
	                       Number of Shares                  Number of Shares
Name and Address of	    of Common Stock	     Percent of   of Common Stock	     Percent of
Beneficial (1) Owner    Beneficially Owned	  Class (1)    Beneficially Owned	  Class (2)
--------------------    -------------------  ----------   ------------------   ----------
James A. Gordon	           785,093	           17.7%	       1,285,093	           8.1%
Edgewater Private Equity
Fund L.P.
666 Grand Avenue,
Suite 200
De Moines, IA  50309

John Pappajohn (3)	         1,436,408(4)	       31.3%	      1,988,224(5)	        12.1%
c/o Pappajohn Capital
 Resources
2116 Financial Center
Des Moines, IA  50309

Jeff Davidowitz (3)	        410,000(5)	         9.2%	       610,000(7)	         3.8%
c/o JIBS Equities
Line and Grove Streets
P.O. Box 87
Nanticoke, PA  18634

William Davidowitz	         260,000	            5.8%	       360,000(8)	         2.3%
c/o JIBS Equities
Line and Grove Streets
P.O. Box 87
Nanticoke, PA  18634

Stephen C. Turner (9)      	26,000(6)	           nil        	26,000	            nil
c/o Oncor, Inc.
209 Perry Parkway
Gaithersburg, MD  20877

<PAGE 4>


	                              Before Transactions           After Transactions
                       ------------------------------    ------------------------------
                         Number of Shares		                Number of Shares
Name and Address of 	    of Common Stock	     Percent of	  of Common Stock	     Percent of
Beneficial Owner     	   Beneficially Owned	  Class (1)   	Beneficially Owned	  Class (2)
-------------------      ------------------   ----------   ------------------   ----------

Joseph R. Shaya (10)	        150,000(11)	        3.3%	         150,000	           nil
1951 Sage Drive
Golden, CO  80401

Patrick J. Brennan (12)      50,000(13)	         1.1%	         50,000	            nil
1341 Greenhill Road
Westchester, PA  19380

Michael J. Blumenfeld	       49,100	             nil	          10,049,100(14)  	 63.0%
Collegiate Pacific, Inc.
13950 Sernlac Drive
Suite 200
Dallas, TX  75234

All Executive Officers and   1,896,408(15)	     40.6%	       2,648,224(16)	   16.4%
Directors as a Group (3
Persons)


__________________________
[FN]
(1)	The percentages are based upon 4,446,017 shares of the
Common Stock being outstanding on the Record Date and, where appropriate, effect is given to the exercise of stock options or Common Stock purchase warrants as required by Rule 13d-3(d)(1)(i) under the Exchange Act.

<PAGE 5>


(2)	The percentages are based on 15,946,017 shares of the
Common Stock being assumed to be outstanding on the Record Date as set forth in the introduction to this table and, where appropriate, effect is given to the exercise of stock options or Common Stock purchase warrants as required by Rule 13d-3(d)(1)(i). In addition, in Note (5) to the table, effect is given to anti-dilution provisions of the Common Stock purchase warrants as if the 11,250,000 shares had been issued.



(3)	A director of the Company.



(4)	The shares reported in the table include an aggregate of
144,681 shares, after giving effect to anti-dilution provisions, issuable upon the exercise of Common Stock purchase warrants expiring February 17, 1998, March 11,
1998 and March 30, 1998 granted to Mr. Pappajohn in connection with a loan guaranty and pledge.



(5)	The shares reported in the table include (a) 486,497 shares
issuable upon the exercise of the Common Stock purchase warrants reported in Note (4) to this table and (b) 210,000 shares as to which Mr. Pappajohn has subscribed.



(6)	The shares reported in the table reflect or include 25,000
shares issuable upon exercise of a stock option expiring
August 9, 1999.



(7)	The shares reported in the table include, in addition to
those reported in Note (6) to this table, 200,000 shares as to which affiliates of Mr. Jeff Davidowitz have subscribed.



(8)	The shares reported in the table include 100,000 shares as
to which Mr. William Davidowitz has subscribed.



(9)	Mr. Turner resigned as a director effective October 17,
1997 for personal reasons.



(10)	Mr. Shaya served as a consultant to the Company from June
1, 1994 to June 27, 1997, during which period he served as the Acting President and Chief Executive Officer of the
Company.



(11)	The shares reported in the table reflect 125,000 shares
issuable upon exercise of a stock option expiring August 9, 1999 and 25,000 shares issuable upon the exercise of an option expiring June 16, 2002.



(12)	Mr. Brennan is the Vice President, Finance, the Secretary,
the Chief Financial Officer and the Chief Accounting
Officer of  the Company.



(13)	The shares reported in the table reflect 25,000 shares
issuable upon the exercise of each of two stock options, one expiring August 9, 1999 and the other expiring June 16, 2002.



(14)	The shares reported in the table include the 10,000,000
shares which Mr. Blumenfeld has agreed to purchase subject to shareholder approval.



(15)	The shares reported in the table reflect those reported for
a director elsewhere in the table (see the text relating to Notes (4) and (6)) and for the sole executive

<PAGE 6>

officer (see the text relating to Note (13) for Mr. Brennan). The shares reported in the table do not include those for each of Messrs. Turner and Shaya because he was not a director and an executive officer, respectively, on the Record Date.



(16)	The shares reported in the table include those reported in
Notes (4), (5), (6), (7) and (15) to this table.


              PROPOSAL ONE:  TO ENTER A NEW BUSINESS

Background

	From August 1989 to June 16, 1997, the Company was engaged in the business of developing and marketing tests for cocaine, opiates (heroin, morphine and codeine), methamphetamine, THC (marijuana), barbiturates, PCP (phencyclidine), amphetamines and benzodiazepines using urine samples. As a result of the Company's net losses and negative cash flow from these operations and the Board's recognition that the Company had not been able to become a competitive force in the on-site drug testing industry because it is an emerging market requiring a significant amount of on-going resources, which the Company was unable to raise, while all of the industry competition were substantially better funded than the Company and thus able to invest more money and people in the process of getting products to market, the Company's Board of Directors initiated a search for a suitable strategic partner or a purchaser, which search, after a two-year period, culminated in a purchase and sale agreement dated March 17, 1997 (the "Sales Agreement") with
Casco Standards, Inc. ("Casco"), a Wisconsin corporation with its principal offices at 500 Riverside Industrial Parkway, Portland, ME 04103-1418. Casco is a subsidiary of Erie Scientific, which is a subsidiary of Sybron International Corporation, a publicly traded company (NYSE: SYB). On June 16, 1997, after receiving shareholder approval at the Annual Meeting of Shareholders held on the same day, the Company sold the business and substantially all of its assets (other than cash and accounts receivable) to Casco for $1,950,000. In addition, the Company agreed to furnish to Casco a six-month supply of products for which Casco agreed to pay the Company's standard charges. Pursuant to the Sales Agreement, the Company paid $600,000 to AccuScreen Labs, Inc. ("AccuScreen") to terminate the Company's exclusive license and distributorship agreement with AccuScreen, which agreement Casco did not want to assume and for which termination Casco had increased the purchase price from $1,600,000 to $1,950,000.


	As a result of the sale to Casco, the Company became a shell corporation and, after the payment to AccuScreen, the payment of closing costs and the payment of some of the then existing liabilities, became a publicly held company with $305,559 in liabilities, a cash reserve of $801,979, subject to collection of accounts receivable (which, as indicated above, were not part of the assets sold to Casco and which were $4,411 (net a reserve of $50,000) as of September 30, 1997), the collection of the holdback of $160,000 as part of the Casco purchase and the incurrence of expenses relating to a company registered under Section12(g) of the Exchange Act, including completion of the audit for Fiscal 1997. From July 1, 1997 to September 30, 1997, the Company had collected $51,629 of the accounts receivable with $1,414 still to be collected. After the sale, the Board of Directors initiated a search for strategic opportunities so that the Company could enter a new business not related to drug testing. As previously reported in the Prior Proxy Statement, the directors were of the opinion that the shareholders would have a better opportunity to realize more though the

<PAGE 7>

Company entering a new business than by liquidating the Company
(estimated then that the shareholders would receive $.23 per share on liquidation). The principal action which the directors took to ascertain the availability of possible new businesses, in addition to speaking to persons in the investment banking industry with whom they were previously familiar, was to place an advertisement in The Wall Street Journal, to which they received 1ten0 inquiries of interest.
Four of the inquirers requested written information relating to the Company and they were mailed copies of the Company's'Annual
Report on Form 10-KSB for the fiscal year ended June 30, 1996, subsequent quarterly reports and the proxy statement relating to the asset sale to Casco. Three responded to such information by sending copies of their business plans to the Company, which were reviewed by the staff of John Pappajohn, a director of the Company who is engaged in venture capital and related investment activities. The examiner reviewed these business plans from the point of view of management experience, financial capability and the likelihood of the proposed business producing revenues and profits at an early date. The Board rejected two of these three submissions because they were likely to propose a highly leveraged offer and to give a lesser percentage of ownership to existing shareholders than the offer which was ultimately accepted and the business plans did not offer, in the reviewer's opinions, a reasonable expectation as to profitability within an acceptable (i.e., short-term) time frame, a criteria the Board deemed important in view of the past history of the Company.
The remaining parties who had responded to the advertisement were interviewed by telephone and, because none requested additional data relating to the Company, furnished a business plan for the Company to review or made an offer to be considered, they were eliminated from consideration. Among those responding to the advertisement and who was active in making available information as to his business plans and who was the only one to make a specific offer to the Company was Michael J. Blumenfeld (see the succeeding section "Sale to
Michael J. Blumenfeld").



	The Company's directors readily recognized that each of the prospective inquirers was only interested in the Company because it was a public company with no operations, with no indebtedness and its principal asset being cash. While this interest seemed the basis for placing some value on the public nature of the Company, the directors did not do so as a result of the fact that several of the prospective acquirers, even those dating back to the time of the Casco offer and subsequent sale, indicated that they had no interest in the Company because its Common Stock was neither a listed nor a Nasdaq SmallCap security. Because the Company was barred by its agreement with Casco from re-entering its former business of drug testing, the Company's tax loss carryforwards were not deemed significant to attract a potential acquirer. Accordingly, the Board decided to focus on what person or entity would seem to offer the best opportunity to obtain profitability at the earliest date and to make his, her or its own investment in the business. As indicated below, the Blumenfeld offer seemed to the directors to meet best such criteria.


	After the sale to Casco, Patrick J. Brennan, Vice President, Chief Financial Officer and Secretary of the Company, and John G. Connolly were employed full time until the audit for Fiscal 1997 was completed. All other employees were terminated. Mr. Brennan has continued to serve the Company on a part-time basis, with responsibility for all necessary filings under the federal securities laws and federal, state and local tax laws. The monthly costs for these services are approximately $3,500, which outlay is largely offset by interest income from the sale proceeds. In addition, the Company continues to incur stock transfer agent fees and expenses

<PAGE 8>

and has continued its directors' and officers' liability insurance, all other insurance coverages being terminated as a result of the sale of assets to Casco.

Sale to Michael J. Blumenfeld

	As a result of its search, the Board received an offer from Michael J. Blumenfeld to purchase 10,000,000 shares of the Common Stock at $.20 per share or an aggregate purchase price of $2,000,000. Mr. Blumenfeld was the founder, chief executive officer (serving as such for 25 years) and largest individual shareholder of Sport Supply Group, Inc. ("Sport Supply") (NYSE:
GYM) until December 1996, at which time control of Support
Supply was sold to Emerson Radio Corp. ("Emerson") (ASE: MSN). Sport Supply is recognized as the nation's largest supplier of sports equipment to the institutional markets. Subsequently, Mr. Blumenfeld incorporated a corporation named Collegiate
Pacific Inc. ("CPI"), a Delaware corporation in which he owns
100% of the stock, engaged a staff, prepared sales brochures and entered the business of distributing sports equipment to the institutional markets. He has advised the Company that he has no non-compete arrangements with either Sport Supply or Emerson, so that there are no restrictions on him operating CPI or, after consummation of the proposed sale by the Company to him of the controlling shares, for the Company to enter the same business.


	After the initial response from Mr. Blumenfeld to the Company's advertisement in The Wall Street Journal, Jeff Davidowitz and John Pappajohn, both directors, met with Mr. Blumenfeld to review the proposed business plan for his sport supply distribution business which was not as yet operational so as to seek customers and to negotiate the terms of the acquisition. This meeting in person was followed by a series of telephone conversations exploring the subject further. When the discussions began, between the Company and Mr. Blumenfeld, the bid and asked prices of the Common Stock were fluctuating between $.10 and $.15 per share. During the discussions the parties agreed that the purchase price should be the then fair market value of the Common Stock and, accordingly, should approximate the then market price of the Common Stock. See the discussion at the end of this section "Sale to Michael J. Blumenfeld." Mr. Blumenfeld gave these two directors a number of references in investment banking, banking and other businesses, all of which names were recognizable. The two directors then checked these references, all of which were highly favorable as to Mr. Blumenfeld's business record and business ethics. Mr. Davidowitz then made a two-day trip to Dallas in August 1997 where he met with the key members of the CPI management team, was shown the then preliminary operations at the temporary office facility of CPI and visited the current CPI facility which was then being renovated. Both he and Mr. Pappajohn, as well as the latter's staff, reviewed the initial sales catalog then being prepared by CPI.



 After completing its "due diligence" as described in the preceding two paragraphs, the Board of Directors approved the sale on August 12, 1997 and the Company entered into a Stock Purchase Agreement dated as of August 18, 1997 (the "Stock Purchase Agreement" ) with Mr. Blumenfeld. A copy of the Stock Purchase Agreement is annexed to this Proxy Statement as Appendix A and is incorporated herein by this reference. The directors unanimously concluded that, in view of Mr. Blumenfeld's over 25 years of experience as an executive officer of Sports Supply, a listed company, the strong endorsements he had received from persons in the banking, investment banking and other businesses and the revenues and profitability which Sport Supply had achieved in the sport supply industry, combined with the capital infusion he would make, this was the type of strategic

<PAGE 9>

opportunity for a new business for the Company for which they had been searching. The directors recognized that CPI represented only a start-up operation with no guaranty of success, but concluded that Mr. Blumenfeld's track record at Sport Supply (during his 25 years as Chief Executive Officer at Sport Supply, such company completed 75 acquisitions, grew to a company with no customers to one with 120,000 customers offering over 7,000 products and had 25 years of uninterupted revenue growth, with an operating loss in only one year), his experience at the head of a listed company and his willingness to infuse $2,000,000 of his own money into the Company made such a risk worth taking and different from the other expressions of interest in the Company had received. Two of the directors (Messrs. Davidowitz and Pappajohn) concluded that they, together with their affiliates and designees, would show their support of Mr. Blumenfeld's proposed operations by agreeing to invest (together with an unaffiliated major shareholder) $300,000. See the section "Sale to Others" under this caption "Proposal One:
To Enter A New Business." In making their decision to accept Mr. Blumenfeld's offer, the directors considered that the business was substantially different from the drug testing business the Company had sold to Casco, so that there would be no violation of the non-competition clause under the Sales Agreement with Casco. The directors also noted that none of the other inquiries of interest had actively pursued the issue as did Mr. Blumenfeld or offered the same type of qualifications as described above in this paragraph. In addition, the directors, although satisfied with the Blumenfeld offer, asked themselves as a matter of reassurance whether it would be appropriate to reject the same and institute a new search at a later date for other opportunities. However, the directors concluded, in view of the old adage that "a bird in the hand is worth two in the bush," that there could be no real assurance that a better offer would be made by another party in the future and, in the interim, if Mr. Blumenfeld succeeded in this start-up business, as to which there can be no assurance, the Minority Shareholders could benefit from this effort. See "Recommendation for Approval of Both Proposals."Proposals," for an explanation as to why such success, if attained, as to which there can be no assurance, may be beneficial to the Minority Stockholders.


 The Stock Purchase Agreement provides that, if the sale to Mr. Blumenfeld is consummated, the Board of Directors shall consist of one designee of the existing Board (which designee is expected to be Jeff Davidowitz) and at least two designees of Mr. Blumenfeld. Information with respect to his three proposed nominees is given under "Proposed Nominees for Directorships." The Stock Purchase Agreement also provides that Mr. Brennan's services on behalf of the Company will be phased out during the 30-day period following the closing of the stock transaction. One of the other conditions to closing is that shareholder approval be obtained.


 As indicated under "Recommendation for Approval of Both Proposals," the Minority Stockholders were already in a minority to vote with respect to the election of directors and the other matters to be submitted to a shareholder vote so that the sale of a controlling interest to Mr. Blumenfeld would have no significant effect on their voting rights. As also indicated therein and later in this section the contemplated sale will have no effect on the payment of dividends because of the historical losses and the intention to use the Company's cash to fund the acquisition of inventory and otherwise to grow the business. Management is not aware of any other potential disadvantage to the Minority Stockholders. In addition, by selling a controlling interest to Mr. Blumenfeld, the Company will become committed to succeed in the sport supply business, as to which there can be no assurance. However, the Board did not consider this to be

<PAGE 10>

a disadvantage to the Minority Stockholders in that such risk would be possible no matter which new business the Company entered and the directors' review seemed to support the view that there was a reasonable chance to succeed in the sport supply business.



 As of the Record Date, there were 4,446,017 shares of the Common Stock outstanding and there were reserved an aggregate of 916,029 shares of the Common Stock consisting of (1) an aggregate of 345,000 shares reserved for issuance upon the exercise of stock options (the "Options") granted under the Company's 1994 Stock Option Plan (the "Option Plan"), (2) an aggregate of 155,000 shares reserved for issuance upon the exercise of the Options to be granted under the Option Plan and
(3) an aggregate of 416,029 shares reserved for issuance upon the exercise of outstanding Common Stock purchase warrants (the "Warrants"). If the 10,000,000 shares are sold to Mr. Blumenfeld and the 1,500,000 shares are sold to the other prospective purchasers (see the section "Sales to Others" under this caption "Proposal One: To Enter A New Business"), Mr. Blumenfeld will own 63.0% of the outstanding shares assuming that no Options and Warrants are exercised and 59.3% assuming that the outstanding Options and Warrants are exercised. The Stock Purchase Agreement provides that the Board of Directors will reserve an additional 400,000 shares of the Common Stock for issuance to members of the Board of Directors designated by Mr. Blumenfeld at a price not less than the fair market value of such shares.



	The proposed purchase price represented approximately the market price of the Common Stock at the time Mr. Blumenfeld's offer was made and accepted by the Board of Directors on August 12, 1997. Even if the purchase price had represented a discount to then market price, the Board believed that the shares to be purchased by Mr. Blumenfeld, as "restricted securities" (as such term is defined in Rule 144(a)(3) under the Securities Act), thereby restricting their resaleability, would have been entitled to a discount from the then market price as is common in private transactions pursuant to Section 4(2) of the Securities Act. The following were the high and low bid prices of the Common Stock as reported in the OTC Bulletin Board by the National Association of Securities Dealers, Inc. on the dates indicated:


				                    Bid Prices(1)
                    -------------------
Date				            High			         Low
----                ----            ---

8/7/97			          $0.25		         $0.25
8/8/97			          	0.203			        0.203
8/11/97		           0.25			         0.203
8/12/97		          	0.203		        	0.203
8/13/97		          	0.250			        0.203
8/14/97		          	0.250			        0.203
8/15/97	          		0.328	        		0.250
8/18/97(2)		       	0.563		        	0.281

___________________

(1)	The foregoing quotations reflect inter-dealer prices,
without mark-up, mark-down or commissions, and may not represent actual transactions.

<PAGE 11>

(2) The date of the Stock Purchase Agreement.

Sale to Others

	At the closing for the sale to Mr. Blumenfeld, the Company will sell an aggregate of 1,500,000 shares of the Common Stock to persons other than Mr. Blumenfeld, also at $.20 per share or an aggregate purchase price of $300,000. The prospective purchasers are:

	1.	John Pappajohn, a director of the Company and his
designees, as to 500,000 shares. As of the Record Date, Mr. Pappajohn was the beneficial owner of 1,436,408 shares of the Common Stock, which amount includes 144,681 shares issuable upon the exercise of Warrants and constitutes 31.3% of the outstanding shares (29.1% of the voting shares at this Meeting).

	2.	Jeff Davidowitz, a director of the Company, William
Davidowitz, his father, and
their designees, as to 500,000 shares. As of the Record Date, Jeff Davidowitz was the beneficial owner of 410,000 shares of the Common Stock, which amount includes 25,000 shares issuable upon the exercise of an Option and constitutes 9.2% of the outstanding shares (8.7% of the voting shares at this Meeting), and William Davidowitz was the beneficial owner of 260,000 shares of the Common Stock or 5.8% of the outstanding shares.

	3.	James A. Gordon, a beneficial owner of 5% or more of
the outstanding shares of the Common Stock as of the Record
Date, and his designees as to 500,000 shares.  As of the Record
Date, Mr. Gordon through Edgewater Private Equity Fund L.P., owned 785,093 shares of the Common Stock or 17.7% of the outstanding shares.

	Accordingly, the prospective purchasers include the persons who own sufficient shares of the Common Stock to approve the two proposals at this Meeting no matter how the other shareholders vote with respect thereto and also constitute two of the three current directors who approved the transaction. Only Stephen C. Turner, who resigned as a director effective October 17, 1997, is not participating in the purchase.

	As a result of these prospective purchases of an aggregate of 1,500,000 shares of the Common Stock, Messrs. Pappajohn, Davidowitz and Mr. Gordon and their affiliates and designees will own beneficially (a) 4,221,820 shares or 26.5% of the outstanding shares without giving effect to their outstanding Options and Warrants and (b) 4,391,501 shares or 27.5% of the outstanding shares when such effect is given.

	The result of the sales to Mr. Blumenfeld and the persons named in this section is to further dilute the stock ownership of persons other than the current directors and their affiliates (the "Minority Shareholders") as indicated in the following table which does not give effect to the outstanding Options and
Warrants:

<PAGE 12>

              						        Minority
                         Shareholders'

Date		        Outstanding Shares	  	Number of Shares	    	Percentages
----          ------------------    ----------------      -----------

Before sale	     4,446,017	            1,723,197	          38.8%
After sales	    15,946,017	            1,723,197	          10.8%


	Because of the above-contemplated purchases of shares of the Common Stock, the directors considered whether to require that a majority of the shares of the Minority Shareholders vote affirmatively, but concluded that such an action was not required under Pennsylvania law and, accordingly, the possible benefits of seeking such a vote did not justify the expenditure of engaging a proxy solicitor to obtain the same.


Purchase of Collegiate Pacific, Inc.

	If the sale of 10,000,000 shares of the Common Stock to Mr. Blumenfeld is consummated, he will sell to the Company, at his cost (currently estimated to approximate $400,000), the assets (including cash advances and the corporate name) of Collegiate Pacific, Inc. ("CPI") f/k/a Nitro Sports, Inc., a Delaware corporation. The property to be acquired by the Company from CPI, based on CPI's most recent balance sheet (i.e., as of September 26, 1997) used in the preparation of the pro forma balance sheet included in this Proxy Statement under the caption "Unaudited Pro Forma Balance Sheet," will be primarily inventory (72% of the purchase) which will be used in the Company's business. Capital equipment accounts for an additional 17% and the remaining 11% consists of trademarks, deposits, organizational costs and other immaterial assets. All of these percentages may, of course, vary at the date of the actual closing. Because all of the assets of CPI were purchased during recent months, the Company believes that the costs incurred therefor represent fair consideration for the assets. The
Company will not also assume any the liabilities of CPI except for unpaid invoices for inventory., CPI currently occupies
30,000 square feet of warehouse and office space located at 13950 Semlac Drive, Suite 200, Dallas, Texas 75234. CPI's telephone number is (972) 243-8100. CPI's management believes that these facilities will be adequate for the foreseeable future. CPI employs five persons and intends to increase this employment to approximately eight persons when and if business conditions justify, as to which there can be no assurance. CPI, of which Mr. Blumenfeld owns 100% of the outstanding shares of stock, was incorporated on April 14, 1997 under the laws of the State of Delaware.


 CPI intends to engage in the mail order marketing of sports equipment primarily to institutional locations throughout the United States. These accounts will include country clubs, schools, YMCAs and YWCAs (or similar organizations), municipal recreation departments and other governmental agencies. CPI has created a master mailing list of some 200,000 potential customers and intends to distribute approximately 500,000 catalogs and fliers to this audience during 1998. CPI also intends to utilize other forms of solicitations such as trade shows, telemarketing, road salesmen and broadcast fax programs. While CPI management believes that the vast majority of products to be distributed by CPI will be purchased in finished form, a small percentage of the items may require fabrication to complete. CPI anticipates capital expenditures of no more than $50,000 to purchase welding machines and an assortment of tools and thereby set up its fabrication process. The raw material used in the proposed fabrication process are in the form of shipping supplies, nuts and bolts and other commercially available components. CPI believes that there are multiple suppliers nationwide for these products. For information as to contemplated products, see the section "Change of Business" under this caption "Proposal One: To Enter A New Business."


<PAGE 13>


	Between April and October 1997, CPI did market research as to potential products to offer and prepared a limited product sales catalog based on such research. CPI first commenced test marketing product catalogs in early October 1997 and has received approximately 300 orders which it has filled, thereby deriving its first revenues of $60,000. For seasonal reasons (i.e., the Christmas holiday), CPI's management has not anticipated additional orders until January 1998. CPI management intends to mail a catalog in November 1997 offering a greater variety of products and a master catalog will be designed and mailed throughout 1998 which will offer some 300 products. CPI has installed several incoming toll free phone and fax lines to support the anticipated level of revenues and has purchased, installed and tested a multistation computer system which will maintain inventory and financial record keeping and controls. CPI has purchased and has in current inventory a substantial percentage of the products it intends to offer and sell during 1998. CPI has expended approximately $160,770 through September 26, 1997 related to market research, inventory acquisition, marketing brochures and engaging personnel. CPI has fully expensed all items necessary to operate its business and anticipates no additional costs to generate additional revenues except the purchase of additional inventory to fill specific product orders. CPI believes that it can process an estimated $400,000 per month in orders with only a minimal increase in overhead and personnel. There can be no assurance that CPI will attain such level of orders; however, as indicated in the next paragraph, CPI's management believes that the Company will be able to meet its financial requirements for the next 12 months.


	If the proposal for a change in business is approved at the meeting and the sale to Mr. Blumenfeld subsequently consummated, the products will be distributed by the Company and not by CPI. CPI's management believes that, with the investment by Mr. Blumenfeld of $2,000,000 ($2,300,000 if the sale to others is consummated as well, see the section "Sale to Others" under this caption "Proposal One: To Enter A New Business"), the Company will be able to satisfy its cash requirements and will not require additional financing during the 12 months following the closing.

	There can be no assurance that CPI and, after the sale, the Company will be able to achieve the anticipated goals set forth in the preceding four paragraphs.


	Mr. Blumenfeld currently serves as the President and Chief Executive Officer of CPI and will serve in such capacities with the Company after his purchase of the controlling shares.
Certain information with respect to current executive officers of CPI who will hold similar officerships in the Company after the sale is as follows:

	Arthur Coerver, age 55, is the Chief Operating Officer of CPI. From 1981 until 1997, Mr. Coerver was Vice President,
Sales and Marketing, of Sports Supply. Mr. Coerver graduated from the University of Texas at Austin in 1965 with a BS in Mechanical Engineering.

	Chad Edlein, age 26, is the Vice President of Corporate
Development of CPI.  From 1994 until 1997, Mr. Edlein was
Marketing Manager at Sports Supply. Mr. Edlein graduated from the University of North Texas in 1994.

<PAGE 14>

	Under the Stock Purchase Agreement, Mr. Blumenfeld is to submit an itemized statement of his costs to the Board promptly after the closing at which he purchases the 10,000,000 shares of the Common Stock. The Board is obligated to meet within five business days of the receipt of such statement and the Company is obligated to make such purchase within three business days after the Board approves the purchase price (including any resolutions as to items in dispute). Based upon its current information, the Company believes that the purchase of the assets of CPI will be treated as a purchase for accounting purposes and that there will be no federal income tax consequences to the Company or its shareholders as a result thereof.

Change of Business


	If the first proposal set forth in the Notice of Special Meeting is approved and, subsequently, the sale of the controlling stock interest in the Company is purchased by Mr. Blumenfeld, the Company will enter the business of distributing sports equipment, including inflatable balls, nets for all sports, standards and goals for sports requiring such, weight lifting equipment and recreational products such as frisbees and horseshoes, to the institutional markets. For additional information as to the contemplated operations of the Company, see the section "Sale to Michael J. Blumenfeld" under this caption "Proposal One: To Enter A New Business." Mr. Blumenfeld has been engaged in the sports equipment business for over 25 years. During his 25 years as a Chief Executive Officer of Sports Supply or its predecessors, such company completed 75 acquisitions and grew to have over 100,000 customers and to offer nearly 5,000 products. If the proposal is approved and the sale of stock is consummated, Mr. Blumenfeld intends to pursue a policy of strategic acquisitions, new licensing programs and corporate joint ventures in an attempt to grow the Company's business. He anticipates that the Company will be initially offering 300 products by 1998. There can be no assurance that these acquisitions, licenses or joint ventures will be effectuated or obtained or as to the number of products to be offered by the Company. Furthermore, there can be no assurance that the sports equipment business or any other business hereafter entered into by the Company will be profitable or successful.


	Except for compliance with Section 14(a) of the Exchange Act and Regulation 14A promulgated thereunder relating to this Proxy Statement and the accompanying proxy, there are no federal or state regulatory requirements as to which the Company must comply or any approvals obtained in order for the Company to enter into the business of distributing sports equipment. Whenever the Company will hereafter elect to commence fabricating manufacturing sports equipment, compliance with certain federal and state regulatory requirements may become applicable to the Company.

         PROPOSAL TWO:  CHANGE OF CORPORATE NAME

	The Stock Purchase Agreement requires the Company to change its name from DSSI Corporation to Collegiate Pacific, Inc. As indicated in the Prior Proxy Statement, the name DSSI
Corporation was adopted only temporarily, because the name Drug Screening Systems, Inc. was sold to Casco, until a more desirable name relating to the new business could be adopted. Although the BCL does not require shareholder approval of a change in corporate name, the Board had agreed in the Prior
Proxy Statement to seek such approval.

<PAGE 15>

        RECOMMENDATION FOR APPROVAL OF BOTH PROPOSALS


	The Board of Directors unanimously recommends that shareholders approve the proposals to enter the business of distributing sports equipment (including the sale of a controlling interest) and to change the corporate name to Collegiate Pacific Inc. because they believe that this new business, under the leadership of Mr. Blumenfeld, will afford the Minority Shareholders an opportunity to recoup potentially their investment in the Company and for the Company to realize future profits, as to neither of which results there can be any assurance. The Board also believes that the Minority Shareholders will realize a greater return on their investment more than if the Company were liquidated rather than consummating the transaction with Mr. Blumenfeld. As of September 30, 1997, the book value of the Company was $721,933 or $.16 per share and the liquidation value (after paying all liquidating expenses) was estimated by management to be $.14 per share. While the Board does not make any recommendation as to whether a Minority Shareholder should hold or sell his, her or its shares of the Common Stock, it notes that, based on the high and low sales prices of $1.19 and $1.08, respectively, on NovemberDecember 2, 1997, a Minority Shareholder would realize more by a sale than the estimated liquidation value; however, there can be no assurance as to what the market price of the Common Stock will be when a Minority Shareholder chooses to sell. Reference is made to the lower market prices at the time the Stock Purchase Agreement was negotiated as set forth under "Proposal One: To Enter A New Business-Sale to Michael J. Blumenfeld."


	The Board is also of the opinion that, after the transactions are consummated, so that the Company again has operations and if these new operations result in profitability, there should be greater interest in the Common Stock, thereby not only helping to increase its market value but hopefully also increase its liquidity. However, there can be no assurance that
(1) the Company will achieve profitability, either as to when or if at all; (2) there will continue to be a rise in the market price of the Common Stock; or (3) there will be an improvement in the liquidity of the Common Stock.

	The book value of the Common Stock assuming the occurrence of all of the transactions described in this Proxy Statement to be taken after shareholder approval is $0.19 per share and the liquidation value would be approximately the same amount (unrounded, the numbers would be $0.192 and $0.186, respectively). Although directors reviewed these values prior to reaching their decision, their primary focus was on the potential future earnings of the new entity as a means of enhancing the market value of the Common Stock rather than on the book value of the shares immediately after consummation of the sale to Mr. Blumenfeld and the subsequent purchase of CPI's assets. In addition, although the directors did not believe that the future earnings were quantifiable, they concluded that Mr. Blumenfeld's past results in the intended market gave a good indication of the potential for growth. There can be, of course, no assurance that the Company will operate at a profit or achieve any significant amount of revenues or that these results, if achieved, will result in a higher market value for the Common Stock.

	Although, as indicated under the section "Sales to Others" under the caption "Proposal One: To Enter A New Business," the percentage of ownership of the shareholders who are not affiliated with the current directors and James A. Gordan (i.e., the Minority Shareholders) would be reduced, the Board does not consider this to be a material reason for the Minority Shareholders to vote against either proposal. Because of its history of continuing losses when

<PAGE 16>

the Company was engaged in the drug testing business, no dividends were ever paid nor was there a likely chance of such dividends because of the continuing cash requirements of the Company. Although the directors believe that, as a result of the Company's entry into the sports equipment business, the Company will achieve profitability at an earlier date that the Company would have (if at all) in the drug testing business, thereby permitting legally the payment of dividends, Mr. Blumenfeld has advised the directors that any earnings will be used to develop the business and, accordingly, no dividends are currently contemplated even if the Company achieves his expectations. In addition, the prior percentage ownership did not permit the Minority Shareholders to effect the vote on the election of directors or on any other matters so long as the directors and the 5% beneficial owner voted together. Accordingly, the further reduction in their percentage ownership caused by the transactions contemplated by this Proxy Statement will not deprive the Minority Stockholders of a voting right which they currently have. There will be no other changes in the rights of the Minority Shareholders.

         PROPOSED NOMINEES FOR DIRECTORSHIPS

	If the first proposal set forth in the Notice of Special Meeting is approved and Mr. Blumenfeld subsequently purchases the controlling stock interest in the Company, he intends to designate to the current Board the three persons hereinafter named for election as directors of the Company and, pursuant to the Stock Purchase Agreement, the Board will elect them as permitted by the BCL and the Company's By-Laws. In addition, one current director (currently expected to be John Pappajohn) will resign and one current director (expected to be Jeff Davidowitz) will continue to serve.

	Certain information with respect to Mr. Blumenfeld's designees for election as directors is as follows:

	Michael J. Blumenfeld, age 51, will serve as the President and Chief Executive Officer of the Company, currently serving in such capacities for CPI. From 1992 until November 1996, he was the Chairman of the Board and Chief Executive Officer of Sports Supply, from which public company he resigned in November 1996.

	Robert W. Philip, age 62 was an Executive in Residence and Lecturer in the Department of Accounting of the College of Business Administration at the University of North Texas in Denton, Texas from September 1989 until May 1994. Prior to that time, Mr. Philip served as an audit partner with Arthur
Andersen, S.C. for approximately 18 years. Mr. Philip is also a director of Medical Control, Inc. (Nasdaq: MDCL), a health care cost management company. Mr. Philip is currently retired from the University of North Texas and Arthur Andersen, S.C.

	William A. Watkins, Jr., age 55, has been a partner of Watkins, Watkins and Keenan, a certified public accounting firm, since December 1971. He also serves as a director of Aurora Electronics, Inc. (AMEX: AUR), a provider of specialized distribution and materials support services to the electronics industry.

	There are no family relationships between any of the foregoing designees and the current directors or between the foregoing designees and the officers named under "Proposal One:
To Enter A New Business-Purchase of Collegiate Pacific, Inc."

<PAGE 17>

                   FINANCIAL STATEMENTS

	The following audited financial statements appear in the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1997 (the "Annual Report"), a copy of which
Annual Report accompanies the Proxy Statement, and are incorporated herein by this reference.

                                  											           Page in
		Item									                                         Form 10-KSB
  ----                                                  -----------

	Independent Auditors' Report		                                10
	Balance Sheets as of June 30, 1997 and 1996	         	        11
	Statements of Operations for the years ended June 30,
  1997 and 1996		                                              12
	Statements of Changes in Stockholders' Equity for the
   years ended June 30, 1997 and 1996		                        13
	Statements of Cash Flows for the years ended June 30, 1997
  and 1996		                                                   14
	Notes to Financial Statements		                               15

	The following Items in the Annual Report are also incorporated herein by this reference: 1 (Description of Business), 2 (Description of Property), 3 (Legal Proceedings), 4 (Market for Common Equity and Related Stockholder Matters), 6 (Management's Discussion and Analysis or Plan of Operations) and 8 (Changes in and Disagreements with Accountants on Accounting and Financial Disclosures).


	The following unaudited financial statements appear in the Company's Quarterly Report on Form 10-QSB for the quarter ended
September 30, 1997 (the "Quarterly Report"), a copy of which
Quarterly Report accompanies the Proxy Statement, and are incorporated herein by this reference.



										                                            	 Page in
		Item									                                         Form 10-QSB
  ----                                                  -----------

	Balance Sheets as of September 30 and June 30, 1997		    4

											                                               Page in
		Item								                                           	Form 10-KSB
  ----                                                    -----------

	Statements of Operations and Accumulated Deficit for the
	   three months ended September 30, 1997 and 1996	         	5
	Statements of Cash Flows for the three months ended
	   September 30, 1997 and 1996		                            6
	Notes to Financial Statements		                             7




 Periodic reports and proxy material relating to the Company can be inspected and copies made at the public reference facilities of the Commission at Room 104, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the following regional offices of the Commission: 7 World Trade Center, Suite 1300, New York, New York, 10048 and Northwestern Atrium Center,

<PAGE 18>

500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. A copy of the Company's periodic reports and proxy statements can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web Site that contains reports, proxy and information statements and information regarding registrants like the Company that file electronically with the Commission at the following Web site address: http://www/sec.gov. A copy can also be obtained from the Company by writing Mr. Brennan at the address shown in the introductory heading to this Proxy Statement or by calling him at (610) 696-3479.


            UNAUDITED PRO FORMA BALANCE SHEET


	The following Unaudited Pro Forma Balance Sheet of the
Company is prepared as if CPI acquired the Company, except no good will or other tangible assets are recorded.



	The Unaudited Pro Forma Balance Sheet gives effect to the sale of the shares to Michael J. Blumenfeld and others as if the sale had occurred as of September 30, 1997.
The Unaudited Pro Forma Balance Sheet should be read in conjunction with the historical financial statements of the Company, including the notes thereto. The Unaudited Pro Forma Balance sheet does not purport to represent what the Company's or CPI's actual financial position would have been if the sale of shares in fact occurred on such date or to project the Company's or CPI's financial position at any future date. The Unaudited Pro Forma Balance Sheet does not give effect to any transactions other than the sale of an aggregate of 11,250,000 shares of the Common Stock for an aggregate purchase price of $2,300,000 and the proposed subsequent acquisition of CPI for an estimated cost of $400,000 ($327,323 based on the assets of CPI as of September 26, 1997 as shown in an unaudited balance sheet of CPI as of September 26, 1997).



	No pro forma statement of operations is included because CPI is a start-up operation, having realized no revenues until October and November 1997 and incurring only expenses prior thereto related to doing market research, acquiring inventory, preparing sales catalogs and engaging personnel. No additional revenues are anticipated for CPI until January 1998.


<PAGE 19>

                   COLLEGIATE PACIFIC, INC.

            UNAUDITED PRO FORMA BALANCE SHEET
                As of September 30, 1997


                               		      CPI	         Pro Forma	    Pro Forma
                                    Historical	    Adjustments	   As Adjusted
                                    ------------   -----------    -----------

Assets
Current Assets:
	Cash	$                              509,076	      $2,225,000(1) 	 $2,713,765
                                    	  	-	            606,203(2)	        -
                                    		  -	           (626,514)(3)	       -
	Accounts receivable, not of
  allowance of $50,000 at
  September 30, 1997            	    2,042	           160,411(2)    	162,453
	Inventory	                        344,400(2)		          -	         	344,401
	Prepaid expenses and other	           458	            19,912(2)	     20,370
                                  --------           --------      ---------
Total Current Assets	              855,977	          2,385,012	    3,240,989

Equipment and improvements, net    	80,783	             1,380(2)     	82,163

<PAGE 20>

Other Assets:
	Deposits	                          10,648                150(2)     10,797
	Patents or Trademark	              42,382	                 -	       42,382
                               			________	           _________	  _________
Total Assets                      $989,789          $2,386,542   $3,376,331
                                  ========          ==========   ==========

Liabilities and Stockholders' Equity
	Current Liabilities:
		Current maturities of long-term
  debt and capital leases	        $787,283	        $   10,388(2)   	$10,388
		                                   	-	             (787,283)(3)	     -
		Accounts payable and accrued
   expenses	                       149,608	            55,735(2)	   205,343
                                  --------          ---------       -------
		   Total Current Liabilities	    936,891          	(721,160)	     215,731

	Long Term Debt	                   213,667	              -          213.667
Stockholders' Equity
	Class "A" preferred stock,
  $0.01 par value; 2,000
	 Shares authorized; none issued
	Common stock, $0.01 par value;
  20,000,000	                         -	                  -	           -
	  Shares authorized: 4,446,017
   shares at June 30, 1997
	  issued and outstanding	            -	              44,460(2)	     159,460
                                     	-	             115,000(1)	       -
	Additional paid-in-capital	          -	          15,118,555(2)	  17,228,555
                                    		-	           2,110,000(1)	        -
	Accumulated deficit	             (160,769)	     (14,441,082)(2) (14,441,082)
                       		             -	             160,769(3)	        -
                                 ---------       -----------     ----------
	   Total Stockholders' Equity  	 (160,769)	       3,107,702	     2,946,933


Total Liabilities and
 Stockholders' Equity          	$  989,789	       $2,386,542	    $3,376,331
                                ==========        ==========     ==========

_______________________

(1)	This amount represents the gross purchase price for
11,500,000 shares of the Common Stock less a reduction of $75,000 for the expenses relating to the proposed sales of shares of the Common Stock.

(2)	These amounts represent the acquisition of the Company and
the resulting recapitalization of CPI to reflect the acquisition and currently outstanding shares.

(3)	These amounts are returns to the CPI sole owner of his
investment amounts and related cash and deficit.

<PAGE 21>

                           MISCELLANEOUS

Costs of Solicitation

	The expenses in connection with the solicitation of proxies, including the cost of preparing assembling and mailing this Proxy Statement and the related material, will be borne by the Company. The Company will pay brokers and other custodians, nominees and fiduciaries their reasonable expenses for sending proxy materials to principals and obtaining their proxies. In addition to solicitations by mail, proxies may be solicited personally or by telephone or telegraph by directors and the sole officer of the Company, who will receive no additional compensation therefor.

Annual Report to Shareholders

	A copy of the Annual Report accompanies this Proxy Statement and its financial statements and certain items are incorporated herein by this reference under "Financial Statements.". A copy of any exhibits to the Annual Report may be obtained by written or oral request to Patrick J. Brennan, Vice President, Chief Financial Officer and Secretary of the Company, at the principal office of the Company, the address of which is set forth in the introductory paragraph heading to this Proxy Statement. A reasonable fee for duplicating and mailing will be charged if a copy of any exhibit is requested.

Shareholder Proposals

	Shareholder proposals for inclusion in the Company's Proxy Statement for the next Annual Meeting of Shareholders must be received not later than a reasonable time before the proxy material for such meeting is mailed.

	                               						DSSI CORPORATION

                              							Patrick J. Brennan, CPA
                              							Secretary


Dated:  December 12, 1997


<PAGE 22>

                                APPENDIX A-1

                          STOCK PURCHASE AGREEMENT


	This Stock Purchase Agreement (this "Agreement") is entered into as of August 18, 1997 by and between DSSI Corporation, a Pennsylvania corporation (the "Company"), and Michael J.
Blumenfeld ("Purchaser").

                         Background

	Purchaser, on the terms and subject to the conditions of this Agreement, desires to purchase from the Company, and the Company desires to issue and sell to Purchaser, 10,000,000 shares of the Company's common stock, $.01 par value per share (the "Company Common Stock"), for an aggregate purchase price of $2,000,000.

	Therefore, in consideration of the foregoing and the respective representations, warranties, covenants, and agreements set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which all parties mutually acknowledge, the Company and Purchaser hereby agree as follows:

                         Article I
            The Purchase and Sale of the Shares

	1.01	Purchase and Sale of the Shares.  At the Closing (as
defined below), and subject to the terms and conditions set forth in this Agreement, Purchaser will purchase from the Company, and the Company will issue and sell to Purchaser, 10,000,000 shares of the Company Common Stock (the "Shares"), free and clear of any liens, encumbrances, pledges, restrictive agreements, or adverse claims of any nature.

	1.02	Purchase Price.  The aggregate purchase price for the
Shares will be $2,000,000 (the "Purchase Price") in immediately available funds.

                         Article II
                        The Closing

	2.01	Closing; Closing Date.  Unless this Agreement has been
terminated pursuant to Section 7.01, and subject to the satisfaction or waiver of the conditions set forth in Article V, the issuance and sale of the Shares contemplated by this Agreement (the "Closing") will take place at the offices of the Company on September 2, 1997 (provided, that the conditions set forth in Article V have been satisfied or waived at or prior to such time) or as soon as practicable (but not later than five business days) after satisfaction of the conditions set forth in
Article V, or at such time, date, and place as the Company and Purchaser agree. The date on which the Closing takes place is referred to as the "Closing Date".

<PAGE 23>

	2.02	Deliveries by Purchaser.  Purchaser will deliver or
cause to be delivered the following at Closing, and it will be a condition to the Company's obligations under this Agreement that all of the following be delivered at Closing:

(a)	A wire transfer for the Purchase Price in immediately
available funds to the account established for the benefit of the Company, titled "DSSI Corporation d/b/a
Collegiate Pacific Inc.", at BankOne Texas, N.A. in
Dallas, Texas.

(b)	Such other documents and instruments as may be
necessary to carry out the transactions contemplated by this Agreement.

	2.03	Deliveries by the Company.  The Company will deliver
or cause to be delivered the following at Closing, and it will be a condition to Purchaser's obligations under this Agreement that all of the following be delivered at Closing:

(a)	A certificate or certificates representing the Shares,
in such denominations and registered in such names as Purchaser shall request at least two days prior to the Closing Date.

(b)	Opinion of counsel for the Company, substantially in
the form of Exhibit A.

(c)	A certificate of the secretary of the Company,
substantially in the form of Exhibit B.

(d)	A closing certificate executed by an officer of the
Company, substantially in the form of Exhibit C.

(e)	Such other documents and instruments as may be
necessary to carry out the transactions contemplated by this Agreement.

                       Article III
      Representations and Warranties of the Company

 The Company hereby represents and warrants to Purchaser that the statements in this Article III are true and correct as of the date of this Agreement.

3.01	Organization, Good Standing, and Qualification.  The
Company is a corporation duly organized, validly existing, and in good standing under the laws of the Commonwealth of Pennsylvania, has all requisite corporate power and authority to own, lease, and operate its properties and to carry on its business as presently conducted. The Company is qualified to do business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect. As used in this Agreement, "Material Adverse Effect" means a material adverse effect on, or a material adverse change in, or a group of such effects on or changes in, the business, operations, financial condition, results of operations, assets, or liabilities of the Company.

	3.02	Authorization.  The Company has all requisite power
and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions

<PAGE 24>

contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are required to authorize the transactions contemplated hereby. This Agreement constitutes a legal, valid, and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as may be limited by (a) applicable bankruptcy, insolvency, reorganization, or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (b) the effect of rules of law governing the availability of equitable remedies.

3.03	Capitalization.

(a)	The authorized capital stock of the Company consists
of (i) 20,000,000 shares of the Company Common Stock, of which 4,446,017 are issued and outstanding, and
(ii) 2,000 shares of Class "A" Preferred Stock, $.01 par value per share, none of which are issued and outstanding. At Closing, in addition to the issuance and sale of the Shares to Purchaser, the Company will issue and sell 1,500,000 shares of the Company Common
Stock, at a purchase price of $.20 per share, to persons other than Purchaser.

	The Company has reserved 500,000 shares of the Company
Common Stock for issuance under the Company's 1994
Stock Option Plan under which options to purchase
345,000 shares are outstanding. The Company has issued and outstanding warrants to purchase an aggregate of 408,998 shares of the Company Common
Stock. Except for shares reserved for issuance under the 1994 Stock Option Plan and for the outstanding warrants, no other shares of capital stock of the Company are reserved for any purpose. Each of the outstanding shares of capital stock of the Company is duly authorized, validly issued, and fully paid and nonassessable, and has not been issued in violation of (nor are any of the authorized shares of capital stock subject to) any preemptive or similar rights.

(b)	Except as provided in this Agreement or as set forth
in Schedule 3.03(b), there are no options, warrants, or other rights, agreements, or commitments of any nature to which the Company is a party or by which it is bound relating to the issued or unissued capital stock or other securities of the Company or obligating the Company to grant, issue, or sell any shares of its capital stock or other securities. Except as set forth in Schedule 3.03(b), there are no agreements, arrangements, or commitments of any nature pursuant to which any person or entity is or may be entitled to receive any payment based on the revenues or earnings, or calculated in accordance therewith, of the Company.

(c)	There are no obligations, contingent or otherwise, of
the Company to (i) repurchase, redeem, or otherwise acquire any shares of the Company Common Stock or other capital stock or securities of the Company; or
(ii) provide material funds to, or make any material investment in (in the form of a loan, capital contribution, or otherwise), or provide any guarantee with respect to the obligations of any person or entity.

<PAGE 25>

	3.04	Subsidiaries.  The Company does not presently own or
control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, association, or other entity.

	3.05	No Conflict.  The execution, delivery, and performance
of this Agreement, and the consummation by the Company of the transactions contemplated hereby, do not and will not (i) contravene or conflict with the Articles of Incorporation or Bylaws of the Company; (ii) constitute a violation of any provision of any federal, state, local, or foreign law binding upon or applicable to the Company; or (iii) constitute a default or require any consent under, give rise to any right of termination, cancellation or acceleration of, or to a loss of any benefit to which the Company is entitled under, or result in the creation or imposition of any lien, claim, or encumbrance on any assets of the Company under, any contract to which the Company is a party or any permit, license, or similar right relating to the Company or by which the Company may be bound or affected.

	3.06	Valid Issuance of Stock.  The Shares, when issued,
sold, and delivered in accordance with the terms of this Agreement for the consideration provided for herein, will be duly and validly issued, fully paid and nonassessable.

	3.07	Governmental Consents.  Except as provided in Section
5.01(f) and Section 5.01(g), no consent, approval, order, or authorization of, or registration, qualification, designation, declaration, or filing with, any federal, state, or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement.

	3.08	Litigation.  There is no claim, action, suit,
litigation, proceeding, arbitration, or investigation of any kind, at law or in equity (including actions or proceedings seeking injunctive relief), pending or, to the knowledge of the Company, threatened against the Company or any properties or rights of the Company, or relating to this Agreement or the transactions contemplated by this Agreement, including, without limitation, any claims for indemnification raised by Casco Standards, Inc. against the Company pursuant to the Purchase and Sale Agreement dated March 14, 1997. The Company is not subject to any continuing order of, consent decree, settlement agreement, or other similar written agreement with, or continuing investigation by, any governmental entity, or any judgment, order, writ, injunction, decree, or award of any governmental entity or arbitrator.

	3.09	Permits; Compliance.  The Company is in possession of
all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals, and orders necessary to own, lease, and operate its properties and to carry on its business as it is now being conducted (collectively, the "Company Permits"), and there is no action, proceeding, or investigation pending or threatened regarding suspension or cancellation of any of the Company
Permits.

	3.10	Compliance with Law and Charter Documents.  The
Company is not in violation or default of any provisions of its Articles of Incorporation or Bylaws, both as amended to date. The Company has complied and is in compliance in all material respects with all applicable statutes, laws, regulations, and executive orders of the United States of America and all states,

<PAGE 26>

foreign counties, and over governmental bodies and agencies having jurisdiction over the Company's business or properties.

	3.11	Registration Rights.  The Company is not currently
subject to any grant or agreement to grant to any person or entity any rights (including piggyback registration rights) to have any securities of the Company registered with the United States Securities and Exchange Commission ("SEC") or any other governmental authority.

	3.12	Title to Property and Assets.  Except as set forth on
Schedule 3.12, the Company does not own any real property and does not have any assets. With respect to the property and assets it leases, the Company is, except as set forth in
Schedule 3.12, in compliance with such leases in all material respects.

	3.13	Material Contracts.  The Company has no (a) agreement,
contract, or other arrangement, whether written or oral, providing for the payment by the Company of $25,000 or more or
(b) other agreement, contract, or other arrangement that is material to the business of the Company.

	3.14	SEC Documents.

(a)	The Company has furnished to Purchaser copies of the
Company's Annual Report on Form 10-KSB for the year ended June 30, 1996, the Company's Quarterly Report on
Form 10-QSB for the quarter ended March 31, 1997, and the Company's Proxy Statement for the Annual Meeting of the Shareholders dated May 23, 1997 (collectively, the "SEC Documents"). Each of the SEC Documents, as of the respective date thereof, did not, and each of the registration statements, reports, and proxy statements filed by the Company with the SEC after the date thereof and prior to the Closing will not, as of the date thereof, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading. The Company is not a party to any material contract, agreement, or other arrangement which was required to have been filed as an exhibit to the SEC Documents that is not so filed.

(b)	The SEC Documents include the Company's audited
financial statements (the "Audited Financial
Statements") for the year ended June 30, 1996 and its unaudited financial statements as of and for the nine-month period ended March 31, 1997 (the "Balance Sheet
Date"). Since the Balance Sheet Date, the Company has duly filed with the SEC all registration statements, reports, and proxy statements required to be filed by it under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Securities Act of 1933, as amended (the "Securities Act"). The audited and unaudited financial statements of the Company included in the SEC Documents filed prior to the date hereof fairly present, in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated in the notes thereto), the financial position of the Company as at the date thereof and the results of their

<PAGE 27>

operations and cash flows for the
periods then ended (subject to normal year and audit adjustments in the case of unaudited interim financial statements).

(c)	Except as and to the extent reflected or reserved
against in the Company's unaudited financial statements for the nine-month period ending March 31, 1997 (including the notes thereto), the Company has no liabilities (whether accrued or unaccrued, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined or determinable) other than: (i) liabilities incurred in the ordinary course of business since the Balance Sheet Date, and (ii) liabilities with respect to agreements listed in
Schedule 3.14(c).

	3.15	Employees; Employee Benefits.

(a)	The Company has no employees other than those listed
on Schedule 3.15(a). The Company has not received any notice, and has no knowledge of any threatened labor or civil rights dispute, controversy, or grievance or any other unfair labor practice proceeding or breach of contract claim or action with respect to claims of, or obligations to, any present or former employee or group of employees of the Company.

(b)	Except as set forth on Schedule 3.15(b), the Company
does not maintain, sponsor, contribute to, or provide any benefits under (i) any "employee benefit plan" (as defined in the Employee Retirement Income Security Act of 1974, as amended); (ii) any plan or policy providing for any "fringe benefits"; (iii) any bonus, incentive, compensation, deferred compensation, profit sharing, stock, severance, retirement, health, life, disability, group insurance, employment, stock option, stock purchase, stock appreciation right, supplemental unemployment, layoff, consulting, or other similar plan; or (iv) any agreement, policy, or understanding (whether written or oral, qualified or nonqualified, currently effective or terminated) ((i) through (iv) are collectively referred to as "Employee Plans").
There is no claim pending arising out of or related to any Employee Plan by any person or entity (including any governmental entity) against the Company nor is any such claim threatened. The Company has no continuing liability or other obligations arising under any previously terminated or transferred
Employee Plans.

	3.16	Tax Matters.

(a)	The Company has filed on a timely basis all Tax
Returns required to have been filed by it and has paid on a timely basis all Taxes required to be shown thereon as due. All such Tax Returns are true, complete, and correct in all material respects. No director, officer, or employee of the Company having responsibility for Tax matters has reason to believe that any Taxing authority has valid grounds to claim or assess any additional Tax with respect to the Company in excess of the amounts shown in the financial statements delivered to Purchaser for the periods covered thereby. As used in this Agreement,
(l) "Taxes" means (x) all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use,

<PAGE 28>

ad valorem, value added, intangible, unitary, capital gain, transfer, franchise, profits, license, lease, service, service use, withholding, backup withholding, payroll, employment, estimated, excise, severance, stamp, occupation, premium, property, prohibited transactions, windfall or excess profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (y) any liability for payment of amounts described in clause (x) whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined, or unitary group for any period, or otherwise through operation of law, and (z) any liability for the payment of amounts described in clauses (x) or (y) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other person for Taxes; and the term "Tax" means any one of the foregoing Taxes; and (2) "Tax Returns" means all returns, reports, forms, or other information required to be filed with respect to any Tax.

(b)	With respect to all amounts in respect of Taxes
imposed upon the Company or for which the Company is or could be liable, whether to Taxing authorities (as, for example, under law) or to other persons or entities (as, for example, under tax allocation agreements), and with respect to all taxable periods or portions of periods ending on or before the Closing
Date, all applicable Tax laws and agreements have been fully complied with, and all such amounts required to be paid by the Company to taxing authorities or others have been paid.

(c)	The Company has not received notice that the Internal
Revenue Service or any other Taxing authority has asserted against the Company any deficiency or claim for additional Taxes in connection with any Tax
Return, and no issues have been raised (and are currently pending) by any taxing authority in connection with any Tax Return. The Company has not received notice that it is or may be subject to Tax in a jurisdiction in which it has not filed or does not currently file Tax Returns.

	3.17	Indebtedness.  The Company has no outstanding
indebtedness that the Company has directly or indirectly created, incurred, assumed, or guaranteed.

	3.18	Environmental Matters.

(a)	During the period that the Company has leased or owned
its properties or owned or operated any facilities, there have been no disposals, releases, or threatened releases of Hazardous Materials (as defined below) on, from, or under such properties or facilities in violation of applicable law. The Company has no knowledge of any presence, disposals, releases, or threatened releases of Hazardous Materials on, from, or under any of such properties or facilities, which may have occurred prior to the Company having taken possession of any of such properties or facilities in violation of applicable law. For purposes of this Agreement, the terms "disposal", "release", and "threatened release" shall have the definitions assigned thereto by the Comprehensive Environmental
Response, compensation and Liability Act of 1980, 42
U.S.C. Section 9601 et seq., as

<PAGE 29>

amended ("CERCLA"). For the purposes of this Section 3.17, "Hazardous Materials" shall mean any hazardous or toxic substance, material, or waste which is or becomes prior to the Closing regulated under, or defined as a "hazardous substance", "pollutant", "contaminant",
"toxic chemical", "hazardous material", "toxic substance", or "hazardous chemical" under (1) CERCLA;
(2) the Emergency Planning and Community Right-to-Know
Act, 42 U.S.C. Section 11001 et seq.; (3) the
Hazardous Materials Transportation Act, 49 U.S.C.
Section 1801, et seq.; (4) the Toxic Substances
Control Act, 15 U.S.C. Section 2601 et seq.; (5) the
Occupational Safety and Health Act of 1970, 29 U.S.C.
Section 651 et seq.; or (6) regulations promulgated under any of the above statutes.

(b)	None of the Company's properties or facilities is in
violation of any federal, state, or local law, ordinance, regulation, or order relating to industrial hygiene or to the environmental conditions on, under, or about such properties or facilities, including, but not limited to, soil and ground water conditions.
During the time that the Company has owned or leased its properties and facilities, neither the Company nor, to the Company's knowledge, any third party, has used, generated, manufactured, or stored on, under, or about such properties or facilities or transported to or from such properties or facilities any Hazardous Materials in violation of applicable law.

(c)	During the time that the Company has owned or leased
its properties and facilities, there has been no litigation brought or threatened against the Company, or any settlement reached by the Company with, any party or parties alleging the presence, disposal, release, or threatened release of any Hazardous
Materials on, from, or under any of such properties or facilities.

(d)	During the period that the Company has owned or leased
its properties and facilities, no Hazardous Materials have been transported from such properties or facilities to any site or facility now listed on the National Priorities List, at 40 C.F.R. Part 300, or any list with a similar scope or purpose published by any state authority in violation of applicable law.

	3.19	Full Disclosure.  The representations and warranties
contained in this Agreement, as modified or qualified by the Schedules, are true and complete in all material respects and do not omit to state any materiel fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                       Article IV
        Representations and Warranties of Purchaser

	Purchaser hereby represents and warrants to the Company that the statements in this Article IV are true and correct as of the date of this Agreement.

	4.01	Investment Intent.  Purchaser is acquiring the Shares
for his own account for investment purposes and not with a view to the distribution thereof within the meaning of the Securities Act.

<PAGE 30>

	4.02	Restricted Securities.  Purchaser  understands that the
Shares constitute "restricted securities" within the meaning of Rule 144 under the Securities Act and may not be sold, pledged, or otherwise disposed of unless they are subsequently registered under the Securities Act and applicable state securities laws or unless an exemption from registration is available.

	4.03	Accredited Investor.  Purchaser  is an "accredited
investor" within the meaning of Rule 501 under the Securities
Act.

	4.04	Restrictive Legend.  Purchaser understands that each
certificate representing the Shares shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend that may now or hereafter be required by applicable state law):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN
REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF
ANY STATE.  THESE SECURITIES ARE SUBJECT TO
RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT
BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE
ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT
TO REGISTRATION OR EXEMPTION THEREFROM.  THE ISSUER OF
THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL TO
THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR
RESALE IS IN COMPLIANCE WITH THE ACT AND ANY
APPLICABLE STATE SECURITIES LAWS.

	4.05	No Non-Competition Obligation.  Purchaser is not a
party to any agreement, whether with Sports Supply Group, Inc.
or any other entity, pursuant to which he has agreed not to compete with such entity or pursuant to which the transactions contemplated by this Agreement would be prohibited or limited in any material manner.

                             Article V
                        Closing Conditions

	5.01	Conditions to Purchaser 's Obligations at Closing.
The obligations of Purchaser to purchase the Shares and the other transactions contemplated by this Agreement are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions:

(a)	Each of the representations and warranties of the
Company contained in this Agreement must be true and correct in all material respects on and as of the Closing Date as though made on and as of the Closing
Date.

(b)	The Company must have performed and complied in all
material respects with all agreements, obligations, and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and will have obtained all approvals, consents, and qualifications necessary to complete the purchase and sale of the Shares.

<PAGE 31>

(c)	Each of the required items set forth in Section 2.03
must have been executed and delivered.

(d)	The Company's Board of Directors shall have taken such
actions so that, immediately after the Closing, the Board of Directors shall consist of one designee of the existing Board of Directors with the remaining members to consist of persons designated by Purchaser
(which shall in any event never be less than two members of the Company's Board of Directors).

(e)	The Company's Board of Directors must have taken all
steps required by the Pennsylvania Business
Corporation Law to propose and adopt an amendment to the Company's Articles of Incorporation changing the name of the Company from "DSSI Corporation" to "Collegiate Pacific Inc.", which shall be conditioned upon and effective at Closing.

(f)	The Company shall have complied with its obligations
under Section 14(f) of the Exchange Act.

(g)	The Company must have taken all steps required by
applicable law, including the filing of a proxy statement with the SEC, to seek shareholder approval of this Agreement and the transactions contemplated hereby.

(h)	The Company must have delivered to Purchaser audited
financial statements for the fiscal year ended June
30, 1997, including balance sheets and statements of income, cash flow, and changes in stockholders' equity for such period, prepared in accordance with GAAP applied on a consistent basis throughout such period, the results of which are not materially adverse as compared with the results reported in the Audited
Financial Statements and the unaudited financial statements of the Company as of and for the nine-month period ended March 31, 1997.

(i)	The Company must have terminated all consulting,
employment, or other agreements, contracts, or understandings between the Company and any person, including any agreement, whether written or oral, between the Company and Patrick J. Brennan, except that payments to, or on behalf of, Mr. Brennan may be phased out during the thirty (30) day period following the Closing Date as also provided in Section 6.06.

	5.02	Conditions to the Company's Obligations at Closing.
The obligations of the Company to issue and sell the Shares and the other transactions contemplated by this Agreement are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions:

(a)	Each of the representations and warranties of
Purchaser contained in this Agreement must be true and correct in all material respects on and as of the Closing Date as though made on and as of the Closing
Date.

<PAGE 32>

(b)	Purchaser must have performed and complied in all
material respects with all agreements, obligations, and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and will have obtained all approvals, consents, and qualifications necessary to complete the purchase and sale of the Shares.

(c)	Each of the required items set forth in Section 2.02
must have been executed and delivered.

                       Article VI
                       Covenants

	6.01	Affirmative Covenants of the Company.  The Company
hereby covenants and agrees that, prior to the Closing, the Company, except as otherwise contemplated by this Agreement, will (a) not purchase any assets in excess of $10,000 or incur any liabilities in excess of $2,000 per month, except as provided in Schedule 6.01(a); (b) not take or permit any action that would cause the conditions on the obligations of the parties to effect the transactions contemplated by this Agreement not to be fulfilled, including, without limitation, by taking or causing to be taken any action that would cause the representations and warranties made by the Company in this Agreement not to be true and correct; (c) not increase the compensation payable to or to become payable to any stockholder, director, or officer of the Company; (d) not declare or pay any dividend on, or make any other distribution in respect of, outstanding shares of capital stock; (e) effect any reorganization or recapitalization; (f) split, combine, or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock; (g) not issue, deliver, award, grant, or sell, or authorize or propose the issuance, delivery, award, grant, or sale (including the grant of any security interests, liens, claims, pledges, limitations in voting rights, charges, or other encumbrances) of, any shares of any class of its capital stock or other securities (including shares held in treasury), any securities convertible into or exercisable or exchangeable for any such shares or other securities, or any rights, warrants, or options to acquire any such shares or other securities; (h) not acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any division thereof, or otherwise acquire or agree to acquire any assets of any other entity; (i) not adopt or propose to adopt any amendments to its Articles of Incorporation or bylaws or similar organizational documents; (j) incur any obligation for borrowed money indebtedness, whether or not evidenced by a note, bond, debenture, or similar instrument; and (k) take all reasonable steps to cause to be fulfilled the conditions precedent to Purchaser's obligations to consummate the transactions contemplated by this Agreement that are dependent on the actions of the Company.

	6.02	Access and Information.  The Company has caused and
will, until the Closing Date, continue to cause Purchaser to have reasonable access to the Company's directors, officers, employees, agents, assets, and properties and all relevant books, records, and documents of or relating to the business and assets of the Company during normal business hours and will furnish to Purchaser such information, financial records, and other documents relating to the Company and its operations and business as Purchaser may reasonably request.

	6.03	Supplemental Disclosure.  The Company will promptly
supplement or amend each of the Schedules with respect to any matter that arises or is discovered after the date of this Agreement that, if existing or known at the date of this

<PAGE 33>

Agreement, would have been required to be set forth or listed in the Disclosure Schedule; provided that, for purposes of determining the rights and obligations of the parties under this Agreement (other than the obligations of the Company under this Section 6.03), any such supplemental or amended disclosure will not be deemed to have been disclosed to Purchaser unless Purchaser otherwise expressly consents in writing.

	6.04	Publicity.  Purchaser and the Company will cooperate
with each other in the development and distribution of all news releases and other public disclosures relating to the transactions contemplated by this Agreement.

	6.05	Reservation of Common Stock.  Prior to Closing, the
Company will take all actions required by the laws of the Commonwealth of Pennsylvania and the Company's Articles of Incorporation and Bylaws to reserve 400,000 shares of the Company Common Stock to be issued at Purchaser's discretion to members of the Company's Board of Directors designated by Purchaser.

	Section 6.06	Termination of COBRA Coverage with U.S.
Healthcare. Within thirty (30) days of Closing, the Company will take all steps required by applicable law to terminate its agreement with U.S. Healthcare for the provision of COBRA benefits to Company employees.

	Section 6.07	Delivery of Proxy.  Simultaneous with the
execution of this Agreement, the Company shall deliver the proxy from persons representing a majority of the issued and outstanding shares of Company Common Stock approving this Agreement and the transactions contemplated hereby, including the proposed change in Company operations by Purchaser.

	Section 6.08	Delivery of Information.  Purchaser hereby
covenants and agrees to provide such information as may be reasonably requested by the Company and as required by applicable law to enable the Company to fulfill its obligations as set forth in Section 5.01(g).

                        Article VII
                       Miscellaneous

	7.01.	Termination.  This Agreement and the transactions
contemplated by this Agreement may be terminated and abandoned
(a) at any time prior to the Closing by mutual written consent of the Company and Purchaser; or (b) by either Purchaser, on the one hand, or the Company, on the other hand, if a condition to performance by the terminating party or parties under this Agreement has not been satisfied or waived prior to September
30, 1997. Notwithstanding the foregoing clause (b), (i) Purchaser may not terminate this Agreement if the event giving rise to its termination right results from Purchaser's willful failure to perform or observe any of its covenants or agreements set forth in this Agreement or if Purchaser is, at such time, in breach of this Agreement, and (ii) the Company may not terminate this Agreement if the event giving rise to its termination right results from the willful failure of the Company to perform or observe any of its covenants or agreements set forth in this Agreement or if the Company is, at such time, in breach of this Agreement. Upon termination of this Agreement pursuant to
Section 7.01, this Agreement (except for Section 7.02, Section 7.04, and Section 7.10) will become void, there will be no liability on the part of the Purchaser, on the one hand, or

<PAGE 34>

the Company, on the other hand, to the other and all rights and obligations of each party to this Agreement will cease, except that nothing in this Agreement will relieve any party of any liability for any willful breach of such party's representations, warranties, covenants, or agreements contained in this Agreement.

	7.02	Notices.  All notices that are required or may be
given pursuant to this Agreement must be in writing and delivered personally, by a recognized courier service, by a recognized overnight delivery service, by telecopy, or by registered or certified mail, postage prepaid, to the parties at the following addresses (or to the attention of such other person or such other address as any party may provide to the other parties by notice in accordance with this Section 8.02):

		If to Purchaser:

			Michael J. Blumenfeld
			13950 Semlac Drive
			Farmers Branch, Texas  75234
			Telecopy: (214) 739-1639

		with a copy to:

			Alan J. Bogdanow
			Hughes & Luce, L.L.P.
			1717 Main Street
			Suite 2800
			Dallas, Texas 75201
			Telecopy:  (214) 939-5849

		If to the Company:

			DSSI Corporation
			P.O. Box 1570
			West Chester, Pennsylvania  19380
			Attention: Patrick Brennan
			Telecopy: (610) 696-3479

		with a copy to:

			Robert W. Berend
			Wachtel & Masyr, LLP
			110 E. 59th Street
			New York, NY  10022
			Telecopy: (212) 909-9455

Any such notice or other communication will be deemed to have been given and received (whether actually received or not) on the day it is personally delivered or delivered by courier or overnight delivery service or sent by telecopy or, if mailed, when actually received.

<PAGE 35>

	7.03	Survival of Representations and Warranties.  All
representations and warranties made in or pursuant to this Agreement will survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and continue for a period ending on the third anniversary of this Agreement. All statements contained in any schedule, certificate, or other writing delivered in connection with this Agreement or the transactions contemplated by this Agreement will constitute representations and warranties under this Agreement. Each party agrees that no other party to this Agreement will be under any duty, express or implied, to make any investigation of any representation or warranty made by any other party to this Agreement, and that no failure to so investigate will be considered negligent or unreasonable.

	7.04	Attorneys' Fees and Costs.  If attorneys' fees or
other costs are incurred to secure performance of any obligations under this Agreement, or to establish damages for the breach thereof or to obtain any other appropriate relief, whether by way of prosecution or defense, the prevailing party will be entitled to recover reasonable attorneys' fees and costs incurred in connection therewith.

	7.05	Further Assurances.  Each party agrees to execute any
and all documents and to perform such other acts as may be reasonably necessary or expedient to further the purposes of this Agreement and the transactions contemplated by this Agreement.

	7.06	No Brokers.  Each party to this Agreement represents
to the other party that it has not incurred and will not incur any liability for brokerage fees or agents' commissions in connection with this Agreement or the transactions contemplated by this Agreement, and agrees that it will indemnify and hold harmless the other party against any claim for brokerage and finders' fees or agents' commissions in connection with the negotiation or consummation of the transactions contemplated by this Agreement.

	7.07	Counterparts.  This Agreement may be executed in one
or more counterparts for the convenience of the parties to this Agreement, all of which together will constitute one and the same instrument.

	7.08	Assignment.  Neither this Agreement nor any of the
rights, interests, or obligations under this Agreement will be assigned or delegated by the Company or Purchaser, without the prior written consent of the other party; provided, however, that Purchaser may assign its rights, but not the liabilities, arising under this Agreement to an affiliate of Purchaser without the prior written consent of the Company. This
Agreement is not intended to confer any rights or benefits to any person or entity other than the parties to this Agreement.

	7.09	Entire Agreement.  This Agreement and the related
documents contained as Exhibits and Schedules to this Agreement or expressly contemplated by this Agreement contain the entire understanding of the parties relating to the subject matter hereof and supersede all prior written or oral and all contemporaneous oral agreements and understandings relating to the subject matter hereof. This Agreement cannot be modified or amended except in writing signed by the party against whom enforcement is sought. The Exhibits and Schedules to this Agreement are hereby incorporated by reference into and made a part of this Agreement for all purposes.

	7.10	Governing Law.  This Agreement will be governed by,
and construed in accordance with, the substantive laws of the State of Texas, without giving effect to any

<PAGE 36>

conflicts-of-law, rule, or principle that might require the application of the laws of another jurisdiction.


	IN WITNESSES WHEREOF, the parties have entered into this Agreement as of the date first set forth above.

                                    DSSI CORPORATION,
                                    a Pennsylvania corporation


                                   By:	________________________
                                   Name:	________________________
                                   Title:	________________________



                                  PURCHASER:

                                  _____________________________
                                  Michael J. Blumenfeld


<PAGE 37>

                          APPENDIX A-2

                          Addendum to

                   Stock Purchase Agreement


	This Addendum is hereby incorporated into and made a part of the Stock Purchase Agreement dated August 12, 1997 between Michael J. Blumenfeld and DSSI Corporation. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Stock Purchase Agreement.

	The Company and Purchaser hereby agree that any and all assets owned by Collegiate Pacific Inc. f/k/a Nitro Sports Inc. ("Collegiate Pacific") and acquired by Purchaser on behalf of Collegiate Pacific after April 1, 1997 will be purchased by the Company promptly after the Closing at cost. Promptly after Closing, Purchaser shall submit an itemized statement (the "Statement") of such assets detailing the cost of such items to the Board of Directors of the Company who shall meet within five
(5) business days of the Company's receipt of the Statement for the purpose of reviewing the assets and their value for purchase. The Company and Purchaser shall use reasonable good faith efforts to resolve any disputes regarding the value of any such assets. If such costs are undisputed, the Board of Directors shall approve the purchase and payment of such assets, which shall occur within three (3) business days of such Board approval. Payment for the assets as set forth in the Statement shall be in immediately available funds to an account designated in writing by Purchaser to the Company.


Agreed and accepted:



_____________________________
Michael J. Blumenfeld


DSSI CORPORATION



By: _________________________
Title: ________________________


<PAGE I>

PROXY


                             	DSSI CORPORATIOND
                 	P.O. Box 1570, West Chester, PA  19380
      	THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          	SPECIAL MEETING OF SHAREHOLDERS - DECEMBER 29, 1997



	The undersigned hereby appoints Jeff Davidowitz and John Pappajohn, or either of them, as Proxy or Proxies of the undersigned with full power of substitution or revocation to attend and to represent the undersigned at the Special Meeting of Shareholders of DSSI Corporation (the "Company") to be held on December 29, 1997, and at any adjournments thereof, and to vote thereat the number of shares of Common Stock, $0.01 par value (the "Common Stock"), of the Company the undersigned would be entitled to vote if personally present, in accordance with the directions indicated below.


	PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT IN THE
ENCLOSED ENVELOPE.

	Authorize the Company to enter the business of distributing sports equipment, which action will be effected through: (1) the sale of 10,000,000 shares of the Common Stock to Michael J. Blumenfeld at $.20 per share or an aggregate purchase price of $2,000,000 and (2) the sale by Mr. Blumenfeld to the Company, at cost, of the assets (including corporate name) of College Pacific Inc. f/k/a Nitro Sports Inc.:

	[] FOR 			[] AGAINST 				[] ABSTAIN

	Authorize the change of name of the Company from DSSI
Corporation to Collegiate Pacific Inc., but only if the prior proposal is approved and the sale to Mr. Blumenfeld is consummated.

	[] FOR 			[] AGAINST 				[] ABSTAIN

	If no specification is made, this proxy will be voted FOR the Proposals listed above.


Dated:_________________, 1997


Name:________________________________________

     _________________________________________

                                										Please sign exactly
                                          as name appears
                                          above.  For joint
                                          accounts, each joint
                                          owner must sign.
                                          Please give full
                                          title if signing in
                                          a representative
                                          capacity.

                                										Please check if you
                                          plan to attend this
                                          pecial Meeting   []